PAGE



                                                           Exhibit 1

                 AMENDED AND RESTATED RIGHTS AGREEMENT
                 -------------------------------------

     Amended and Restated Rights Agreement (this "Agreement"), dated as of

February 2, 1999, between SELECTIVE INSURANCE GROUP, INC. , a New Jersey corporation (the "Company"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a

New York corporation (the "Rights Agent").

     WHEREAS on November 3, 1989, the Board of Directors of the Company

(the "Board of Directors") authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on November 17, 1989 (the

"Record Date"), each Right representing the right to purchase one one-

hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth in the Rights Agreement dated as of November 3, 1989 with respect to Rights (the "1989 Rights Agreement"),

and further authorized and directed the issuance of one Right with respect to each Common Share to become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final

Expiration Date (as such terms are defined in the 1989 Rights Agreement);

and

      WHEREAS, on October 28, 1997, the Board of Directors of the Company

declared a two-for-one stock division of Common Shares for holders of record of Common Shares on December 1, 1997



PAGE


with the effect pursuant to the Agreement that each Right became a right to purchase one two-hundredth of a Preferred Share; and

     WHEREAS, the Board of Directors has determined that the 1989 Rights

Agreement should be amended and restated as provided herein effective as of the date hereof (the "Effective Date").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:


     Section 1.  Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

     (a)  "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the

     Beneficial Owner of 15% or more of the Common Shares then outstanding,

     but shall not include (i) the Company, (ii) any Subsidiary of the

     Company, (iii) any employee benefit plan of the Company or of any

     Subsidiary of the Company, or any Person or entity organized,

     appointed or established by the Company for or pursuant to the terms of any such plan, (iv) any Person who becomes the Beneficial Owner of

     15% or more of the Common Shares then outstanding as a result of a reduction in the number of Common Shares outstanding due to the repurchase of Common Shares by the Company unless and until such

     Person, after becoming aware that such Person has become the

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     Beneficial Owner of 15% or more of the then outstanding Common

     Shares, acquires beneficial ownership of additional Common Shares, or

     (v)  any Person who or which the Board of Directors shall determine in good faith acquired 15% or more of the then outstanding Common Shares inadvertently (including, without limitation, because (x) such Person was unaware that he or it beneficially owned a percentage of Common

     Shares that would otherwise cause such Person to be an Acquiring Person or (y) such Person was aware of the extent of his or its Beneficial


     Ownership of Common Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the

     Company, and such Person, together with all Affiliates and Associates,

     as promptly as practicable (as determined, in good faith, by the Board of Directors) divested or divests himself or itself of Beneficial

     Ownership of a sufficient number of Common Shares so that such Person is or would no longer be an Acquiring Person, and, together with all

     Affiliates and Associates, thereafter does not acquire additional

     Common Shares.

     (b)  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-

PAGE


     2 of the General Rules and Regulations under the Exchange Act as in effect on the Effective Date.

     (c)  A Person shall be deemed the "Beneficial Owner" of, shall be deemed to have "Beneficial Ownership" of and shall be deemed to

     "beneficially own" any securities:

          (i)  which such Person or any of such Person's Affiliates or

          Associates is deemed to beneficially owns, directly or indirectly,

          within the meaning of Rule 13d-3 of the General Rules and

          Regulations under the Exchange Act as in effect on the Effective

          Date;

          (ii)  which such Person or any of such Person's Affiliates or

          Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time)

          pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights,

          exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to

PAGE


          beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such

          Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided,

          however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement,

          arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any

          comparable or successor report); or (iii) which are beneficially owned, directly or indirectly, by any other Person with which such

          Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public

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          offering of securities) for the purpose of acquiring, holding,

          voting (except to the extent contemplated by the proviso to

          Section l(c)(ii)(B)) or disposing of any securities of the

          Company.

          Notwithstanding anything in this definition of Beneficial

          Ownership to the contrary, the phrase "then outstanding", when used with reference to a Person's Beneficial Ownership of

          securities of the Company, shall mean the number of such

          securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

     (d)  "Business Day" shall mean any day other than a Saturday, a

     Sunday, or a day on which banking institutions in the State of New

     Jersey are authorized or obligated by law or executive order to close.

     (e)  "Close of business" on any given date shall mean 5:00 P.M., New

     Jersey time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New Jersey time, on the next succeeding Business Day.

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     (f)  "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $2 per share, of the Company.

     "Common Shares" when used with reference to any Person other than the

     Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

     (g)  "Distribution Date" shall have the meaning set forth in Section 3 hereof.

     (h)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as in effect on the Effective Date.

     (i)  "Exchange Date" shall have the meaning set forth in Section 7 hereof.

     (j)  "Final Expiration Date" shall have the meaning set forth in

     Section 7 hereof.

     (k)  "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) to such entity.

     (l)  "Preferred Shares" shall mean shares of Series A Junior Preferred

     Stock, without par value, of the Company having the rights and preferences set forth in
                                 -7-

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     the Company's Restated Certificate of Incorporation, as amended, as in effect on the Effective Date.

     (m)  "Principal Party" shall have the meaning set forth in
      Section 13(b) hereof.

     (n)  "Redemption Date" shall have the meaning set forth in Section 7 hereof.

     (o)  "Section 11(a)(ii) Event" shall mean any event described in

     Section 11(a)(ii) hereof.


     (p)  "Section 13 Event" shall mean the event described in clauses (i),

     (ii) and/or (iii) of Section 13(a) hereof.

     (q)  "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring

     Person has become such.

     (r)  "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     (s)  A "Trigger Event" shall mean a Section 11(a)(ii) Event or any

     Section 13 event.

     Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the

Rights (who, in accordance with Section 3

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hereof, shall prior to the Distribution Date also be the holders of the

Common Shares) in accordance with, and only to the extent provided by, the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights

Agents as it may deem necessary or desirable on ten (10) days prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise and shall in no event be liable for the acts or omissions of any such co-Rights Agents.

     Section 3.  Issue of Right Certificates.  (a) Until the earlier of the close of business on (i) the tenth day after the Shares Acquisition Date or

(ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an

Acquiring Person) after the date that a tender or exchange offer by any

Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any

entity holding Common Shares for or pursuant to the terms of any such plan)

is first published, sent or given within the meaning of Rule 14d-2(a) under the Exchange Act, the consummation of which would result in any Person becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of any Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the

Rights will be evidenced (subject

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to the provisions of Section 3(b) hereof) by the certificates for Common

Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right

Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-

class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"),

evidencing one Right for each Common Share so held.  As of the Distribution

Date, the Rights will be evidenced solely by such Right Certificates.

     (b)  As promptly as practicable after the Effective Date, the Company will make available a copy of a Summary of Rights to Purchase Preferred

Shares in substantially the form of Exhibit B hereto (the "Summary of

Rights") to any holder of Rights who may so request from time to time prior to the earliest of the Redemption Date, the Exchange Date or the Final

Expiration Date.  With respect to certificates for Common Shares outstanding as of the Effective Date, until the

PAGE






Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the

Summary of Rights attached thereto.  Until the Distribution Date (or the earliest of the Redemption Date, the Exchange Date or the Final Expiration

Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of

Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

     (c)  Certificates for Common Shares which become outstanding

(including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Effective Date but prior to the earliest of the Distribution Date, the Redemption Date, the Exchange

Date or the Final Expiration Date shall have impressed on, printed on,

written on or otherwise affixed to them a legend substantially in the form of the following:

     This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement between Selective Insurance Group, Inc. (the "Company") and First Chicago Trust Company of New York, dated as of February 2, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this

PAGE


     certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.  In the event that the Company purchases or acquires any Common Shares after the Record Date, but prior to the Distribution Date,

any Rights associated with Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

     Section 4.  Form of Right Certificates.  (a)  The Right Certificates

(and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as

Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this

Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one two-hundredths of a Preferred Share as shall be set forth therein at the price per one two-hundredth of a

Preferred Share set forth therein (the "Purchase Price"), but the number of such one two-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

     (b)  Without limiting the generality of the foregoing, any Rights

Certificate issued pursuant to this Agreement that represents Rights beneficially owned by:  (i) an Acquiring Person or Any Associate or

Affiliate of an Acquiring Person, (iii) a transferee of an Acquiring Person

(or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such

Rights pursuant to either (A) a transfer (whether or not for consideration)

from the Acquiring Person to holders of equity interests in such Acquiring

Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or

(B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding that has a primary purpose or effect avoidance of Section 7(e) hereof, and any Right

                                 -14-

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Certificate issued pursuant to this Agreement upon transfer, exchange,

replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

     The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

     Section 5.  Countersignature and Registration.  The Right Certificates

shall be executed on behalf of the Company by its Chairman of the Board, its

Chief Executive Officer, its President, any of its Vice Presidents, or its

Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who

PAGE



signed such Right Certificate had not ceased to be such officer of the

Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right

Certificate, shall be a proper officer of the Company to sign such Right

Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal corporate trust office, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates,

the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.


     Section 6.  Transfer, Split Up, Combination and Exchange of Right

Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earliest of the Redemption Date, the Exchange Date or the

Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof) may be transferred, split up, combined or exchanged for another Right

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Certificate or Right Certificates, entitling the registered holder to purchase a like number of one two-hundredths of a Preferred Share as the

Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up,

combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up,

combined or exchanged at the principal corporate trust office of the Rights

Agent.  Thereupon the Rights Agent shall countersign and make available for delivery to the person entitled thereto a Right Certificate or Right

Certificates, as the case may be, as so requested.  The Company may require payment by the registered holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer,

split up, combination or exchange of Right Certificates.

     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a

Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request,

reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if

PAGE


mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7.  Exercise of Rights; Purchase Price; Expiration Date of

Rights. (a) The registered holder of any Right Certificate may exercise the

Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right

Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal corporate trust office of the Rights Agent, together with payment of the Purchase

Price for each one two-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on

February 2, 2009 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption

Date"), or (iii) the time at which the Rights are exchanged for Common

Shares as provided in Section 24 hereof (the "Exchange Date").

     (b)  The Purchase Price for each one two-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $80.00, shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable


                               -17



PAGE


in lawful money of the United States of America in accordance with paragraph

(c) below.

     (c)  Upon receipt of a Rights Certificate representing exercisable

Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised,

of the Purchase Price per one two-hundredth of a share of Preferred Stock

(or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent, shall, subject to Section 20(k) hereof,

thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one two-

hundredths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one two-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary

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agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate.  The payment of the Purchase

Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof)

shall be made in cash or by certified bank check or bank draft payable to the order of the Company.  In the event that the Company is obligated to issue other securities (including Common Shares), pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or property are available for distribution by the Rights Agent, if and when appropriate.

The Company reserves the right to require prior to the occurrence of a

Trigger Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

     (d)  In case the registered holder of any Rights Certificate will exercise less than all the Rights evidenced thereby, a new Rights

Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights

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Agent and delivered to, or upon the order of, the registered holder of such

Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

     (e)  Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate

of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring

Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such

Rights pursuant to either (A) a transfer (whether or not for consideration)

from the Acquiring Person to holders of equity interests in such Acquiring

Person or any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or

(B) a transfer that is part of a plan, arrangement or understanding that has a primary purpose or effect the avoidance of this Section 7(d), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.  The Company shall use all reasonable efforts to insure that the provisions of

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this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an

Acquiring Person or its Affiliates, Associates or transferees hereunder.

     (f)  Notwithstanding anything in this Agreement to the contrary,

neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise of Rights unless such registered holder shall have (i)

completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8.  Cancellation and Destruction of Right Certificates.  All

Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement.  The

Company shall deliver to the Rights Agent

PAGE


for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the

Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, retain such cancelled Right Certificates.

     Section 9.  Reservation and Availability of Capital Stock.  (a)  The

Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and,

following the occurrence of a Trigger Event, out of its other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Final Expiration Date, or (ii) the

Redemption Date, or (iii) the Exchange Date.

     (b)  The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right

Certificates or of any Preferred Shares upon the exercise of Rights.  The

Company shall not, however, be required to pay any transfer tax or other applicable governmental tax, assessment or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right

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Certificate evidencing Rights surrendered for exercise, transfer, split-up,

combination or exchange or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax, assessment or charge shall have been paid (any such tax,

assessment or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax, assessment or charge is due.

     Section 10.  Preferred Shares Record Date.  Each person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the

Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated,

the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the

PAGE


Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11.  Adjustment of Purchase Price; Number and Kind of Shares;

Number of Rights; Purchase Price.  The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

        (a)  (i)  In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in

Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C)

combine the outstanding Preferred Shares into a smaller number of Preferred

Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a),

the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the

Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however,

that in no event shall the consideration to be paid upon the exercise of one

Right be less than the aggregate par value of the shares of capital stock,

or fraction thereof, of the Company issuable upon exercise of one Right.

             (ii)  In the event (a "Section 11(a)(ii) Event") that any

Person shall at any time after the Effective Date become an Acquiring

Person, unless the event causing such person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof)

shall thereafter have a right to receive, upon exercise of such

Right at a price equal to the then current Purchase Price multiplied by the number of one two-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of

Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one two-hundredths of a Preferred Share for which a Right is then

PAGE




exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event.  In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, subject to the provisions of Section 23, the

Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

             From and after the occurrence of a Section 11(a)(ii) Event,

any Rights that are or were acquired or beneficially owned by any Acquiring

Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.  No Right

Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof;

no Right Certificate shall be issued at any time upon the transfer of any

Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate

delivered to the Rights Agent for transfer to an Acquiring Person whose

Rights would be void pursuant to the preceding sentence shall be cancelled.

PAGE





             (iii)  In the event that there shall not be sufficient Common

Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph

(ii), the Company shall, to the extent permitted by applicable law and any material agreements in effect on the date hereof to which the Company is a party: (A) determine the value of the Common Shares issuable upon the exercise of a Right and (B) with respect to each Right, upon exercise of such Right, issue Common Shares to the extent available for the exercise in full of such Right and, to the extent Common Shares are not so available,

make adequate provision to substitute for the Common Shares not received upon exercise of such Right (1) cash, (2) other equity securities of the

Company (including, without limitation, shares or units of

shares, of preference stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Common Shares,

are deemed in good faith by the Board of Directors to have substantially the same value as Common Shares) (such shares or units of shares of preference stock or other equity securities are herein called "Common Share equivalents"), (3) debt securities of the Company, (4) other assets, (5) a reduction of the Purchase Price or (6) any combination of the foregoing,

having a value which, when added to the value of the Common Shares actually issued upon exercise of such Right, shall have an aggregate value equal to the value of the Common Shares

PAGE





for which such Right is exercisable, where such aggregate value has been determined in good faith by the Board of Directors based upon the advice of a nationally recognized independent investment banking firm selected in good faith by the Board of Directors; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause

(B) above within thirty days following the date which is the later of (x)

the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23 expires, then the

Company shall be obligated to deliver, upon the surrender for exercise of a

Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the excess of (x) value of the Common

Shares for which such Right is exercisable over (y) the Purchase Price times the number of one two-hundredths of a share of Preferred Shares for which a

Right was exercisable immediately prior to the first occurrence of a Section

11(a)(ii) Event.  If the Board of Directors shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty day period set forth above may be extended to the extent necessary, but not more than ninety days after the date of the Trigger Event, in order that the

Company may seek stockholder approval for the authorization of such additional Common Shares

PAGE




(such thirty day period, as it may be extended, is herein called the

"Substitution Period").  To the extent that the Company determines that some action must be taken pursuant to this Section 11(a)(iii), the Company

(x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding exercisable Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant hereto and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  For purposes of this Section 11(a)(iii)

the value of the Common Shares shall be the current per share market price calculated as of the date of the Trigger Event and the per share or per unit value of any "Common Share equivalent" shall be deemed to equal the current per share market price on such date.  The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive

Common Shares upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

PAGE







        (b)  In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares") or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per

share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the

Preferred Shares (as defined in Section 11(d)) on such record date, the

Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred

Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered)

would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or

PAGE




Purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock, or fraction thereof, of the Company issuable upon exercise of one Right.  In case the subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.  Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (c)  In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the

Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants

(excluding those referred to in Section 11(b) hereof), the

PAGE




Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors,

whose determination shall be described in a statement filed with the Rights

Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one

Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock, or fraction thereof, of the Company to be issued upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed;

and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (d)  (i)  For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this

Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading

PAGE






Days (as such term is hereinafter defined) immediately prior to such date;

provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such

Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such

Security and prior to the expiration of 30 Trading Days after the ex-

dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case,

the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is

not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted

PAGE




sale price or, if not so quoted, the average of the high bid and low asked prices on the National Association of Securities Dealers, Inc.

Automated Quotations System ("NASDAQ") National Market, or in the over-the-

counter market as reported by NASDAQ, or such other system then in use, or,

if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of

Directors.  The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a

Business Day.

             (ii)  For the purpose of any computation hereunder, the

"current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i).  If the

Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split,

stock dividend or similar transaction occurring after the date hereof),

multiplied by a factor of one hundred. If neither the Common Shares nor the

Preferred Shares are

PAGE






publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of

Directors, whose determination shall be described in a statement filed with the Rights Agent.

        (e)  No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the

Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-

millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be.  Notwithstanding the first sentence of this

Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years after the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

        (f)  If as a result of an adjustment made pursuant to Section 11(a)

hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred

Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the

PAGE




provisions with respect to the Preferred Shares contained in Section 11(a)

through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.

        (g)  All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to

Purchase, at the adjusted Purchase Price, the number of one two-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

        (h)  Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price,

that number of one two-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying

(x) the number of one two-hundredths of a share covered by a Right immediately prior to this adjustment by (y)

the Purchase Price in effect immediately prior to such adjustment of the

Purchase Price and (ii) dividing the product so obtained by the Purchase

Price in effect immediately after such adjustment of the Purchase Price.

PAGE






        (i)  The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one two-hundredths of a Preferred Share purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one two-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of

Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase

Price by the Purchase Price in effect immediately after adjustment of the

Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall,

as promptly as practicable, cause to be distributed to holders of record of

Right Certificates on such record date Right Certificates evidencing,

subject to Section 14

PAGE






hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company,

shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company,

new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of

Right Certificates on the record date specified in the public announcement.

        (j)  Irrespective of any adjustment or change in the Purchase Price or the number of one two-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one two-

hundredths of a Preferred Share which were expressed in the initial Right

Certificates issued hereunder.

        (k)  Before taking any action that would cause an adjustment reducing the Purchase Price below one two-hundredth of the then par value,

if any, of the Preferred Shares issuable upon exercise of the Rights, the

Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid

PAGE




and nonassessable Preferred Shares at such adjusted Purchase Price.

        (l)  In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the

Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

        (m)  Anything in this Section 11 to the contrary notwithstanding,

the Company shall be entitled to make such reductions in the Purchase Price,

in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors in their good faith judgment shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any

Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which

PAGE





by their terms are convertible into or exchangeable for Preferred Shares,

dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b),

hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

        (n)  In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in

Common Shares) into a greater or lesser number of Common Shares, then, in any such case, (i) the number of one two-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one two-hundredths of a Preferred

Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common

Shares outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it.  The adjustments provided for in this

PAGE





Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

        (o)  The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section

11(p) hereof), (ii) merge with or into any other Person (other than a

Subsidiary of the Company in a transaction which complies with Section 11(p)

hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or

Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(p) hereof), if (x)

at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to,

simultaneously with or immediately after such consolidation, merger or sale,

the shareholders of the Person who constitutes, or would constitute, the

"Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights

PAGE





previously owned by such Person or any of its Affiliates and Associates.

        (p)  The Company covenants and agrees that, after the Distribution

Date, it will not, except as permitted by Section 23 or Section 24 hereof,

take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     Section 12.  Certificate of Adjusted Purchase Price or Number of

Shares.  Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth and describing such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right

Certificate in accordance with Section 25 hereof.

     Section 13.  Consolidation, Merger or Sale or Transfer of Assets or

Earning Power.  (a)  In the event that, following the Shares Acquisition

Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the

Company in a transaction that complies with Section 11(p) hereof), and the

Company shall not be the continuing or surviving corporation of such

PAGE






consolidation or merger, (ii) any Person (other than a Subsidiary of the

Company in a transaction that complies with Section 11(p) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii)

the Company shall sell or otherwise transfer (on one or more of its

Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries

(taken as a whole) to any Person or Persons (other than the Company or any

Subsidiary of the Company in one or more transactions each of which complies with Section 11(p) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that:  (i) each holder of a Right, except as provided in Section 7(e)

hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid,

non-assessable and freely tradeable Common Shares of the Principal Party (as such term is hereinafter defined), not subject to any liens, rights of first

PAGE





refusal or other adverse claims, as shall be equal to the result obtained by

(1) multiplying the then current Purchase Price by the number of one two-

hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a

Section 11(a)(ii) Event has occurred prior to the first occurrence of a

Section 13 Event, multiplying the number of such one two-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product

(which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the current per-share market price (determined pursuant to Section 11(d)(i) hereof) of the Common Shares of such Principal

Party on the date of consummation of such Section 13 Event; (ii) such

Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provision of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal

Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common

PAGE




Shares) in connection with the consummation of any such

transaction as may be necessary to assure that provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its

Common Shares thereafter deliverable upon the exercise of the Rights; and

(v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

        (b)  "Principal Party" shall mean:

             (i)  in the case of any transaction described in clause (x) or

(y) of the first sentence of Section 13(a), the Person that is the issuer or any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

             (ii)  in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case,

(1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other

Person; and (2) in case such

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Person is a Subsidiary, directly or indirectly, of more than one Person, the

Common Shares of two or more of which are and have been so registered,

"Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

        (c)  The Company shall not consummate any such consolidation,

merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a)

and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

             (i)  prepare and file a registration statement under the Act,

with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

PAGE







             (ii)  take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the

Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

            (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the

Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.  In the event that a

Section 13 shall occur at any time after the occurrence of a Section

11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

     Section 14.  Fractional Rights and Fractional Shares.  (a)  The Company

shall not be required to issue fractions of Rights or to distribute Right

Certificates which evidence fractional Rights.  In lieu of such fractional

Rights, there shall be paid to the registered holders of the Right

Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the

PAGE



current market value of a whole Right.  For the purposes of this Section

14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the NASDAQ National Market System, or the over-the-counter market, as reported by NASDAQ, or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of

Directors.  If on any such date no such market maker is making a market in the Rights, the fair value of the

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Rights on such date shall be determined in good faith by the Board of

Directors.

        (b)  The Company shall not be required to issue fractions of

Preferred Shares (other than fractions which are integral multiples of one two-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one two-hundredth of a

Preferred Share).  Fractions of Preferred Shares in integral multiples of one two-hundredth of a Preferred Share may, at the election of the Company,

be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts.  In lieu of fractional Preferred Shares that are not integral multiples of one two-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share.  For the purposes of this

Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined

PAGE




pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading

Day immediately prior to the date of such exercise.

        (c)  The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

     Section 15.  Rights of Action.  All rights of action in respect of this

Agreement, excepting the rights of action given to the Rights Agent under

Section 18 hereof, are vested in the respective registered holders of the

Right Certificates (or, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right

Certificate (or, prior to the Distribution Date, of the Common

Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common

Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right

Certificate and this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations

PAGE





under, and injunctive relief against actual or threatened

violations of the obligations of any Person subject to, this Agreement.

     Section 16.  Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights

Agent and with every other holder of a Right that:

        (a)  prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

        (b)  after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal corporate trust office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

        (c)  the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common

Shares certificate made by anyone other than the Company or the Rights

Agent) for all purposes whatsoever, and neither the Company nor the Rights

Agent shall be affected by any notice to the contrary.

PAGE







     Section 17.  Right Certificate Holder Not Deemed a Stockholder.  No

holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the

Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18.  Concerning the Rights Agent.  The Company agrees to pay to the Rights Agent such compensation as shall be agreed to in writing by the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and expenses and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees

PAGE





to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses

(including counsel fees and expenses) of defending against any claim of liability in the premises.

     The Rights Agent shall be protected and shall incur no liability for,

or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right

Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent,

certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

     Section 19.  Merger or Consolidation or Change of Name of Rights Agent.

Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights

PAGE





Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights

Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of

Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right

Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the counter-signature of the predecessor

Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right

Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right

Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned,

the

PAGE






Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such

Right Certificates shall have the full force provided in the Right

Certificates and in this Agreement.

     Section 20.  Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right

Certificates, by their acceptance thereof, shall be bound:

        (a)  The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

        (b)  Whenever in the performance of its duties under this Agreement

(including in determining the identity of an Acquiring Person or its

Affiliates or Associates) the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter

(unless other evidence in respect thereof be herein specifically prescribed)

may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, a Vice

President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such

PAGE


certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

        (c)  The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.  In any event, the Rights Agent shall not be liable hereunder for consequential or special damages.

        (d)  The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the

Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e)  The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the

Company of any covenant or condition contained in this Agreement or in any

Right Certificate; nor shall it be responsible for any change in the exercisability or transferability of the Rights (including

PAGE


the Rights becoming void pursuant to Section 11(a)(ii) hereof)

or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after the Rights Agent's actual receipt of notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred

Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

        (f)  The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

        (g)  The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, a Vice President, the

Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such

PAGE




officer or for any delay in acting while waiting for those instructions.

        (h)  The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the

Rights Agent from acting in any other capacity for the Company or for any other legal entity.

        (i)  The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, subcontractors or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, subcontractors or agents or for any loss to the Company resulting from any such act, default,

neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

       (j)  No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds

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or adequate indemnification against such risk or liability is not reasonably assured to it.

     Section 21.  Change of Rights Agent.  The Rights Agent or any successor

Rights Agent may resign and be discharged from its duties under this

Agreement upon 30 days' notice in writing mailed to the Company by registered or certified mail.  In the event of such resignation, the Company shall mail a notice thereof to each transfer agent of the Common Shares or

Preferred Shares by registered or certified mail, and to the holders of the

Right Certificates by first-class mail.  The Company may remove the Rights

Agent or any successor Rights Agent, with or without cause, upon 30 days'

notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or

Preferred Shares by registered or certified mail, and to the holders of the

Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the

Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right

Certificate for inspection by the Company), then the registered holder of any Right Certificate or the Rights Agent

PAGE





 may apply to any court of

competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by a court,

shall be (a) a corporation organized and doing business under the laws of the United States or of the State of New York or New Jersey (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York or New Jersey or has arranged for such a banking institution to act on its behalf as a service bureau or agent), in good standing (both itself and its service bureau or agent), having a principal office in the State of New York or New

Jersey, which is authorized under any such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as

Rights Agent a combined capital and surplus of at least $50 million (or such lower amount as approved by the Board of Directors) or (b) an affiliate of a corporation described in clause (a) of this sentence.  After appointment,

the successor Rights Agent shall be vested with the same powers, rights,

duties and responsibilities as if it had been originally named as Rights

Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held y it hereunder, and execute and deliver any further assurance,

conveyance, act or deed necessary for the

PAGE







purpose.  Not later than the effective date of any such appointment the

Company shall file notice thereof in writing with the predecessor Rights

Agent and each transfer agent of the Common Shares and Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right

Certificates.  Failure to give any notice provided for in this Section 21,

however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22.  Issuance of New Right Certificates.  Notwithstanding any

of the provisions of this Agreement or of the Rights Certificates to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this

Agreement.

     Section 23.  Redemption.

        (a)  The Board of Directors may, at its option, at any time prior to the earlier of the close of business on (i) the Shares Acquisition Date or

(ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.0l per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction

PAGE







occurring after the Effective Date (such redemption price being hereinafter referred to as the "Redemption Price").  Subject to the foregoing, the redemption of the Rights by the Board of Directors may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

        (b)  Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23,

and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of

Rights shall be to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. The Company shall promptly mail a notice of redemption to all the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the

Distribution Date, on the registry books of the transfer agent for the

Common Shares.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the

Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights

PAGE





at any time in any manner other than that specifically set forth in this

Section 23, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

     Section 24.  Exchange.    (a)  The Board of Directors may, at its

option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section

7(e) hereof) for Common Shares at an exchange ratio of one Common Share per

Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").  Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any

Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such

Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

        (b)  Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such

PAGE





Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.

The Company shall promptly give public notice of any such exchange;

provided, however, that the failure to give, or any defect in, such notice shall affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent,

or, prior to the Distribution Date, as they appear on the registry books of the transfer agent for the Common Shares.  Any notice which  is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights

(other than Rights which have become void pursuant to the provisions of

Section 7(e) hereof) held by each holder of Rights.

        (c)  In any exchange pursuant to this Section 24, the Company, at its option, may substitute for each Common Share that would otherwise be issuable upon the exchange of a Right a number of Preferred Shares or fractions thereof (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) having an aggregate current per share market price

PAGE







(determined pursuant to Section 11(d) hereof) equal to the current per share market price of a Common Share (determined pursuant to Section 11(d) hereof)

as of the date of issuance of such Preferred Shares or fractions thereof (or equivalent preferred shares).

        (d)  In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional

Common Shares for issuance upon exchange of the Rights.

        (e)  The Company shall not be required to issue fractions of Common

Shares or to distribute certificates which evidence fractional Common

Shares.  In lieu of such fractional Common Shares, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Common

Shares.  For the purposes of this subsection (e), the current per share market price of a whole Common Share shall be the closing price of a Common

Share (as determined pursuant to the second sentence of Section 11(d)(i)

hereof) for the Trading day immediately prior to the date of exchange pursuant to this Section 24.

PAGE



     Section 25.  Notice of Certain Events.

        (a)  In the case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its

Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the

Common Shares payable in Common Shares or to effect a subdivision,

combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right certificate and to the Rights Agent, in accordance with Section 25 hereof, a notice of such proposed action, which shall

PAGE





specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation,

dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred

Shares, whichever shall be the earlier.

        (b)  In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate and to the Rights Agent, in accordance with Section 25 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

     Section 26.  Notices.  Unless otherwise provided herein, notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or

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made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Selective Insurance Group, Inc.
               40 Wantage Avenue
               Branchville, New Jersey 07890
               Attention: Secretary

Unless otherwise provided herein, any notice or demand authorized by this

Agreement to be given or made by the Company or by the holder of any Right

Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               First Chicago Trust Company of New York
               Suite 4660
               525 Washington Boulevard
               Jersey City, New Jersey 07310
               Att: Corporate Actions Administration

Notices or demands authorized by this Agreement to be given or made by the

Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid,

addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27.  Supplements and Amendments.  The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any

PAGE





other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights

Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights; and provided further that the Rights Agent's consent must be obtained regarding any amendment or supplement pursuant to this

Section which materially adversely alters the Rights Agent's rights or duties.  Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the 15% threshold set forth in Section l(a) to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person and all Affiliates and Associates of such Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the

Company or any entity holding Common Shares for or pursuant to the terms of any such plan) and (ii) 10%.

     Section 28.  Successors.  All the covenants and provisions of this

Agreement by or for the benefit of the Company

PAGE





or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29.  Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights

Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right,

remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution

Date, the Common Shares).

     Section 30.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 31.  Governing Law.  This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the

State of New Jersey and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 32.  Counterparts.  This Agreement may be executed in any number of counterparts and each of such

PAGE





counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 33.  Descriptive Headings.  Descriptive headings of the several

Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


ATTEST:                              SELECTIVE INSURANCE GROUP, INC.


By   Michele C. Nieroda              By  James W. Entringer
  ---------------------                --------------------
  Name: Michele C. Nieroda            Name: James W. Entringer
  Title: Secretary                    Title: Chairman of the Board
                                             and Chief Executive
                                             Officer


ATTEST:                        First Chicago Trust Company of New York


By  Mary E. Garcia                  By   Joanne Gorostiola
  ----------------------               --------------------
  Name:  Mary E. Garcia                Name:  Joanne Gorostiola
  Title: Customer Service              Title: Assistant Vice President
         Officer

PAGE



                              EXHIBIT A
                              ---------

                       Form of Right Certificate


Certificate No. R-                                             Rights
                                                      ---------

                NOT EXERCISABLE AFTER FEBRUARY __, 2009 OR
                EARLIER IF REDEMPTION OR EXCHANGE OCCURS.
                THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.0l
                PER RIGHT OR EXCHANGE FOR COMMON STOCK ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                           RIGHT CERTIFICATE

                     SELECTIVE INSURANCE GROUP, INC.


     This certifies that         , or registered assigns, is the registered
owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of February 2, 1999 (the "Rights Agreement"), between Selective Insurance Group, Inc., a New Jersey corporation (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on February 2, 2009 at the principal corporate trust office of the Rights Agent, or at the office of its successor as Rights Agent, one two-hundredth of a fully paid nonassessable share of Series A Junior Preferred Stock, without par value (the "Preferred Shares"), of the Company, at a purchase price of $80.00 per one two-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate and Form of Election to Purchase duly executed with the Purchase Price. The number of Rights evidenced by this Right Certificate (and the number of one two-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 2, 1999, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one two-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.


                                  A-1

PAGE



     This Right Certificate Supercedes and replaces all Right Certificates issued pursuant to the rights Agreement dated November 17, 1989 between the Company and the Rights Agent.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the principal corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $.0l per Right or exchanged by the Company for shares of its common stock, $2.00 per value.

     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one two-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this

                                  A-2

PAGE


Right Certificate shall have been exercised as provided in the Rights
Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company
and its corporate seal.  Dated as of          , 19   .

ATTEST:                                    SELECTIVE INSURANCE GROUP, INC.

--------------------                       By:----------------------
Name:                                         Name:
Title:                                        Title:



Countersigned:

FIRST CHICAGO TRUST COMPANY
OF NEW YORK


By-------------------
  Authorized Signatory


                                  A-3
PAGE



              Form of Reverse Side of Right Certificate

                         FORM OF ASSIGNMENT
                         ------------------

     (To be executed by the registered holder if such holder desires to transfer the Right Certificate)

     FOR VALUE RECEIVED (Print name of registered holder) hereby sells, assigns and transfers unto (Print name and addressof transferee) this Right Certificate, together with all right, title and interest therein, and does
hereby irrevocably constitute and appoint            Attorney, to transfer
the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:        , 19  .
      --------    --

                                          -----------------------
                                          Signature

Signature Guaranteed:
     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.
---------------------------------------------------------------------------

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                         -------------------------

---------------------------------------------------------------------------

                                  A-4

PAGE

                   FORM OF ELECTION TO PURCHASE
                   ----------------------------

            (To be executed if holder desires to exercise
                      the Right Certificate.)

TO:  SELECTIVE INSURANCE GROUP, INC.

     The undersigned hereby irrevocably elects to exercise           Rights
represented by this Right Certificate to Purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of and delivered to:

Please insert social security
or other identifying number:
                            -------------------------------------

--------------------------------------------------------------------------
                         (Please Print name and address)

---------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:
                            ------------------------------------

---------------------------------------------------------------------------
                        (Please Print name and address)
---------------------------------------------------------------------------

Dated:         , 19  .
      ---------    --


                                             --------------------------
                                             Signature



Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.



                                  A-5


PAGE





       Form of Reverse Side of Right Certificate -- continued
-------------------------------------------------------------------------

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                                 ----------------------

-------------------------------------------------------------------------

                                NOTICE
                                ------

     The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                  A-6


PAGE



                            EXHIBIT B

         UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE RIGHTS
        AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON
          WHO BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE
        RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL
       BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE

                   SUMMARY OF RIGHTS TO PURCHASE
                          PREFERRED SHARES

     On February 2, 1999 (the "Effective Date"), the Board of Directors ("Board of Directors") of Selective Insurance Group, Inc. (the "Company") adopted an amended and Restated Stockholder Rights Plan and entered into an Amended and Restated Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"). The Rights Agreement amends and restates the Rights Agreement dated November 17, 1989 between the Company and the Rights Agent. Each share of the Company's outstanding common stock, par value $2.00 ("Common Shares"), is entitled to one preferred share purchase right (a "Right"). Giving effect to the Company's two-for-one stock split distributed on December 1, 1997, each Right entitles the registered holder to purchase from the Company one two-hundredth of a share of Series A Junior Preferred Stock, without par value (the "Preferred Shares"), of the Company at a price of $80.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding Common Shares (an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier

                                  B-1

PAGE



redemption, exchange or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights are not exercisable until the Distribution Date. The Rights will expire on February 2, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one two-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares, or subdivisions, consolidations or combinations of the Common Shares, occurring, in any such case, prior to the Distribution Date.

     In the event that Rights become exercisable for Common Shares and there are not sufficient Common Shares authorized and unissued or held in treasury to permit the exercise in full of Rights, the Company shall, to the extent permitted by applicable law and any material agreements to which the Company is a party: (i) determine the value of the Common Shares issuable upon the


                                 B-2

PAGE




exercise of a Right and (ii) with respect to each Right, upon exercise thereof, issue Common Shares to the extent available and, to the extent Common Shares are not available, make adequate provision to substitute for the Common Shares not received upon exercise thereof (1) cash, (2) other equity securities of the Company, (3) debt securities of the Company, (4) other assets, (5) a reduction of the Purchase Price or (6) any combination of the foregoing, having a value which, when added to the value of the Common Shares actually issued upon exercise of such Right, shall have an aggregate value equal to the value of the Common Shares for which such Right is exercisable.

     Preferred Shares issuable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 1 vote, and each one two-hundredth of a Preferred Share will have one two-hundredths vote, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend and liquidation rights, the value of the one two-hundredth interest in a Preferred Share issuable upon exercise of each Right should approximate the value of one-half of a Common Share.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will have become void), will thereafter have the right to receive, upon exercise thereof at the then current Purchase Price, that number of Common Shares having a market value of two times the Purchase Price. In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will have become void), will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company (or its

                                  B-3

page


parent) which at the time of such transaction will have a market value of two times the Purchase Price.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an increase or decrease of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one two-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, a payment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     The Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") at any time prior to the time that a person has become an Acquiring Person. Subject to the foregoing, the redemption of the Rights may be made effective at such time and on such basis with such conditions as the Board of Directors in its sole discretion may establish. Upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     At any time after a person has become an Acquiring Person and prior to the acquisition by such person or group of 50% more of outstanding Common Shares, the Board of Directors may exchange the rights (other than the rights held by such person or group which have become void), in whole or in part, for Common Shares at an exchange ratio of one Common Share, or one two-hundredth of a share of Preferred Stock (or of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights, including an amendment to lengthen or shorten any time periods pertaining to Rights or to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.


                                  B-4

PAGE



     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to Amendment No. 1 on Form 8-A/A dated February 2, 1999 to the Registration Statement on Form 8-A dated November 6, 1989. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                  B-5

PAGE



                          TABLE OF CONTENTS
                          -----------------
                                                            PAGE
                                                            ----

Section 1.    Certain Definitions..........................    2

Section 2.    Appointment of Rights Agent..................    8

Section 3.    Issue of Right Certificates..................    9

Section 4.    Form of Right Certificates...................   12

Section 5.    Countersignature and Registration............   14

Section 6.    Transfer, Split Up, Combination and
              Exchange of Right Certificates;
              Mutilated,Destroyed, Lost or Stolen
              Right Certificates...........................   15

Section 7.    Exercise of Rights; Purchase Price;
              Expiration Date of Rights....................   17

Section 8.    Cancellation and Destruction of Right
              Certificates.................................   21

Section 9.    Reservation and Availability of Capital
              Stock........................................   22

Section 10.   Preferred Shares Record Date.................   23

Section 11.   Adjustment of Purchase Price; Number
              and Kind of Shares; Number of Rights;
              Purchase Price...............................   24

Section 12.   Certificate of Adjusted Purchase Price
              or Number of Shares..........................   42

Section 13.   Consolidation, Merger or Sale or Transfer
              of Assets or Earning Power...................   42

Section 14.   Fractional Rights and Fractional Shares......   47

Section 15.   Rights of Action.............................   50

Section 16.   Agreement of Right Holders...................   51

Section 17.   Right Certificate Holder Not Deemed a
              Stockholder..................................   52

Section 18.   Concerning the Rights Agent..................   52



PAGE


                        TABLE OF CONTENTS
                        -----------------
                           (Continued)

Section 19.   Merger or Consolidation or Change of Name
              of Rights Agent..............................   53

Section 20.   Duties of Rights Agent.......................   55

Section 21.   Change of Rights Agent.......................   59

Section 22.   Issuance of New Right Certificates...........   61

Section 23.   Redemption...................................   61

Section 24.   Exchange.....................................   63

Section 25.   Notice of Certain Events.....................   66

Section 26.   Notices......................................   67

Section 27.   Supplements and Amendments...................   68

Section 28.   Successors...................................   69

Section 29.   Benefits of this Agreement...................   70

Section 30.   Severability.................................   70

Section 31.   Governing Law................................   70

Section 32.   Counterparts.................................   70

Section 33.   Descriptive Headings.........................   71

EXHIBIT A Form of Right Certificate........................  A-1

EXHIBIT B Summary of Rights to Purchase
          Preferred Shares.................................  B-1